News Release

ASCENA RETAIL GROUP, INC. ANNOUNCES FIRST QUARTER FISCAL 2020 RESULTS;
REPORTS INCOME PER SHARE FROM CONTINUING OPERATIONS OF $0.16;
ADJUSTED INCOME PER SHARE FROM CONTINUING OPERATIONS OF $0.18

EXCEEDS GUIDANCE ON ADJUSTED OPERATING INCOME

MAHWAH, NJ - December 9, 2019 - ascena retail group, inc. (Nasdaq - ASNA) (“ascena” or the “Company”) today reported financial results for its fiscal first quarter ended November 2, 2019.

First Quarter Highlights:

•	Comparable sales were flat; excluding Dressbarn, comparable sales were (2)%

•
Operating income was $40 million, which primarily reflects the benefit of cost reductions, offset in part by lower gross margin; adjusted operating income, excluding the restructuring costs as detailed in Note 2, was $45 million;

•	Dressbarn wind down on track and store closures are expected to be completed in December 2019;

•	Improved inventory levels, down 5% versus the prior year; and

•	Cash and revolver availability of $680 million; compliant with all covenants.

Gary Muto, Chief Executive Officer of ascena commented, "We were pleased to have exceeded our adjusted operating income expectations for the first quarter through better than expected improvement in operating expenses. We continue to make advances on right-sizing our cost structure, while focusing on driving sustainable growth and improved operating margin for each of our segments. In addition, we once again ended the quarter in a strong cash and liquidity position with no borrowings under our credit facility as we remain disciplined in managing working capital and rationalizing our capital expenditures."

Mr. Muto continued, "While we are encouraged by the progress we are making, we know there is more work to be done. We are moving our brands in the right direction by capitalizing on their distinct market leadership positions while maintaining our focus on optimizing our capital structure. The steps we are taking now set us up to provide consistent profitable performance and enhance shareholder value over the longer term.”

Fiscal First Quarter Results - Consolidated

Overview
Current and prior year results include items that the Company does not believe reflect the fundamental performance of its business. More information on such items is provided in the Notes to the unaudited condensed consolidated financial information, which is included herein on pages 9 through 11. In addition, the following commentary reflects results from the Company's continuing operations that exclude its maurices brand, which was sold in Fiscal 2019.

Net sales and comparable sales
Net sales for the first quarter of Fiscal 2020 were $1,297 million compared to $1,339 million in the year-ago period. Net sales primarily reflect flat comparable sales for the quarter and a decrease in non-comparable sales which include the impact of the store closures.

The Company's comparable and net sales data are summarized below:

		Net Sales (millions)
	Comparable Sales	Three Months Ended
		November 2, 2019	November 3, 2018
Ann Taylor	(1)%	$181.9	$185.7
LOFT	(2)%	403.1	410.3
Premium Fashion	(2)%	585.0	596.0

Lane Bryant	2%	220.7	220.0
Catherines	(5)%	59.1	65.4
Plus Fashion	1%	279.8	285.4

Justice	(6)%	254.8	266.0
Kids Fashion	(6)%	254.8	266.0

Dressbarn	10%	177.5	191.1
Value Fashion	10%	177.5	191.1

Total Company	—%	$1,297.1	$1,338.5

Excluding Dressbarn, the Company's comparable sales for the first quarter of Fiscal 2020 was (2)%.

Gross margin
Gross margin decreased to $773 million, or 59.6% of sales, for the first quarter of Fiscal 2020, compared to $801 million, or 59.9% of sales in the year-ago period. The decline in gross margin rate from the first quarter last year was primarily due to higher promotional activity at our Kids Fashion and Premium Fashion segments. Those declines were partially offset by increased margins at our Plus Fashion segment, reflecting improved product acceptance and a higher mix of full price selling, and at our Value Fashion segment.

Buying, distribution, and occupancy expenses
Buying, distribution, and occupancy (“BD&O”) expenses for the first quarter of Fiscal 2020 decreased 9% to $257 million, which represented 19.8% of sales, compared to $282 million, or 21.0% of sales in the year-ago period. In terms of dollars, the reduction in expenses was driven by lower occupancy expenses resulting primarily from our continued cost reduction efforts and lower buying expenses at Dressbarn as a result of the planned wind down.

Selling, general, and administrative expenses
Selling, general, and administrative (“SG&A”) expenses for the first quarter of Fiscal 2020 decreased 9% to $397 million, or 30.6% of sales, compared to $436 million, or 32.6% of sales in the year-ago period. The decrease in SG&A expenses was primarily due to our cost reduction initiatives, mainly reflecting lower store-related expenses, lower headcount as well as non-merchandise procurement savings.

Operating results
Operating income for the first quarter of Fiscal 2020 was $40 million compared to $1 million in the year-ago period, and primarily reflects the expense reductions, offset in part by the gross margin dollar declines. Excluding the restructuring costs as detailed in Note 2, operating income for the quarter was $45 million.

Provision for income taxes from continuing operations
For the first quarter of Fiscal 2020, the Company recorded tax expense of $3 million on pre-tax income of $15 million. The effective tax rate of 17.0% was lower than the statutory tax rate primarily due to a valuation allowance on the Company’s net Federal and state deferred tax assets.

Net income (loss) from continuing operations and Income (loss) per diluted share from continuing operations
The Company reported Net income from continuing operations of $32 million, or $0.16 per diluted share in the first quarter of Fiscal 2020, compared to a Net loss from continuing operations of $24 million, or $0.12 per diluted share, in the year-ago period.

Fiscal First Quarter Balance Sheet Highlights

Cash and cash equivalents
The Company ended the first quarter of Fiscal 2020 with Cash and cash equivalents of $262 million, down from $328.0 million at the end of the fourth quarter of Fiscal 2019 as a result of seasonal inventory purchases in advance of the peak holiday season.

Inventories
The Company ended the first quarter of Fiscal 2020 with inventory of $673 million, down 5% from the year-ago period.

Capital expenditures
Capital expenditures for the first quarter of Fiscal 2020 totaled $29 million, compared to $39 million in the year-ago period.

Debt
The Company ended the first quarter of Fiscal 2020 with total debt of $1,372 million, which represents the balance remaining on the term loan. There were no borrowings outstanding under the Company's revolving credit facility at the end of the first quarter of Fiscal 2020 and the Company had $417 million of borrowing availability under its revolving credit facility. The Company is not required to make its next quarterly term loan payment of $22.5 million until November of calendar 2020. Subsequent to the first quarter of Fiscal 2020, the Company repurchased approximately $80 million aggregate principal amount of its Term Loan debt in open market transactions for a total purchase price of approximately $50 million.

Fiscal Year 2020 Second Quarter and Full Year Year Outlook

Due to volatility expected in total consolidated results related to the ongoing wind-down of its Dressbarn brand, the Company is providing guidance for the second quarter of Fiscal 2020 for the consolidated continuing operations of the Premium Fashion, Plus Fashion, and Kids Fashion segments as follows:

- Net sales of $1.200 to $1.225 billion;
- Comparable sales of negative low single digits;
- Gross margin rate of 51.2% to 51.7%;
- Depreciation and amortization of approximately $64 million; and
- Adjusted operating loss of $40 million to $60 million.

In addition, for the full year, we continue to expect that total capital spending will be between $80 million and $100 million, which represents a significant decrease compared to prior years.

Real Estate

The Company's store information on a brand-by-brand basis for the first quarter is as follows:

	Quarter Ended November 2, 2019
	Store Locations Beginning of Q1	Store Locations Opened	Store Locations Closed	Store Locations End of Q1
Justice	826	2	—	828
Lane Bryant	721	—	(6)	715
LOFT	669	1	—	670
Dressbarn	616	—	(72)	544
Catherines	320	—	(7)	313
Ann Taylor	293	—	—	293
Total	3,445	3	(85)	3,363

Conference Call Information

The Company will conduct a conference call today, December 9, 2019, at 4:30 PM Eastern Time to review its first quarter Fiscal 2020 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (877) 407-3982 prior to the start time, the conference ID is 13697197. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until December 23, 2019 by dialing (844) 512-2921, the conference ID is 13697197, and until January 9, 2020 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

As noted above, the comparability of the Company's operational results for the periods presented herein has been affected by certain transactions. The Company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) costs associated with the wind down of its Dressbarn operations, (ii) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's cost reduction initiatives, and (iii) impairments of goodwill and other intangible assets. Reference is made to Notes 1 and 2 of the unaudited condensed consolidated financial information included herein for more information and a complete listing of such adjustments.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

Additionally, a reconciliation of the projected non-GAAP operating income, which is a forward-looking non-GAAP financial measure, to operating income, the most directly comparable GAAP financial measure, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, costs associated with the wind down of Dressbarn, and the tax effect of all such items. As previously stated, the Company has historically excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude such items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively,

“non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," or "range," and include, without limitation, the Company’s outlook for the second quarter and full year of Fiscal 2020, and risks associated with the ability to achieve a successful outcome for its portfolio brands and to otherwise achieve its business strategies. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that its projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

About ascena retail group, inc.

ascena retail group, inc. (Nasdaq: ASNA) is a national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion (Ann Taylor, LOFT, and Lou & Grey), Plus Fashion (Lane Bryant, Catherines and Cacique), and Value Fashion (Dressbarn) segments, and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. through its retail brands operates ecommerce websites and approximately 3,400 stores throughout the United States, Canada and Puerto Rico.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, factory.anntaylor.com, LOFT.com, outlet.loft.com, louandgrey.com, lanebryant.com, Catherines.com, Dressbarn.com, and shopjustice.com.

CONTACT:	For investors:	For media:
	ICR, Inc.	ascena retail group, inc.
	Jean Fontana	Shawn Buchanan
	Managing Director	Corporate Communications
	(646) 277-1214	(212) 541-3418
	Jean.Fontana@icrinc.com	shawn_buchanan@anninc.com

Jessica Schmidt
Senior Vice President
(646) 677-1806
Jessica.Schmidt@icrinc.com

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Three Months Ended
	November 2, 2019	% of Net Sales	November 3, 2018	% of Net Sales
Net sales	$1,297.1	100.0%	$1,338.5	100.0%
Cost of goods sold	(523.8)	(40.4)%	(537.4)	(40.1)%
Gross margin	773.3	59.6%	801.1	59.9%
Other costs and expenses:
Buying, distribution and occupancy expenses	(256.8)	(19.8)%	(281.7)	(21.0)%
Selling, general and administrative expenses	(397.3)	(30.6)%	(435.7)	(32.6)%
Restructuring and other related charges	(4.6)	(0.4)%	(7.9)	(0.6)%
Depreciation and amortization expense	(74.4)	(5.7)%	(74.6)	(5.6)%
Operating income	40.2	3.1%	1.2	0.1%
Interest expense	(26.4)	(2.0)%	(26.0)	(1.9)%
Interest income and other income, net	1.5	0.1%	0.6	—%
Income (loss) from continuing operations before (provision) benefit for income taxes and income from equity method investment	15.3	1.2%	(24.2)	(1.8)%
(Provision) benefit for income taxes from continuing operations	(2.6)	(0.2)%	0.4	—%
Income from equity method investment	19.0	1.5%	—	—%
Income (loss) from continuing operations	31.7	2.4%	(23.8)	(1.8)%
Income from discontinued operations, net of tax	—	—%	29.7	2.2%
Net income	$31.7	2.4%	$5.9	0.4%

Net income (loss) per common share - basic:
Continuing operations	$0.16		$(0.12)
Discontinued operations	—		0.15
Total net income per basic common share	$0.16		$0.03

Net income (loss) per common share - diluted:
Continuing operations	$0.16		$(0.12)
Discontinued operations	—		0.15
Total net income per diluted common share	$0.16		$0.03

Weighted average common shares outstanding:
Basic	198.8		196.7
Diluted	198.8		201.2

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	November 2, 2019	August 3, 2019
ASSETS
Current assets:
Cash and cash equivalents	$262.1	$328.0
Inventories	672.6	547.7
Prepaid expenses and other current assets	238.2	279.3
Total current assets	1,172.9	1,155.0
Property and equipment, net	795.3	847.0
Operating Lease right-of-use assets	814.6	—
Goodwill	313.5	313.5
Other intangible assets, net	266.8	276.6
Equity method investment	61.1	42.1
Other assets	66.8	65.6
Total assets	$3,491.0	$2,699.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$347.2	$336.0
Accrued expenses and other current liabilities	349.2	333.9
Deferred income	119.6	128.3
Current portion of lease obligations	173.2	—
Total current liabilities	989.2	798.2
Long-term debt, less current portion	1,341.2	1,338.6
Lease-related liabilities	—	234.2
Deferred income taxes	0.5	0.6
Long-term lease obligations	826.1	—
Other non-current liabilities	161.0	177.2
Total liabilities	3,318.0	2,548.8
Equity	173.0	151.0
Total liabilities and equity	$3,491.0	$2,699.8

See accompanying notes.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended
	November 2, 2019	November 3, 2018
Net sales:
Premium Fashion	$585.0	$596.0
Plus Fashion	279.8	285.4
Kids Fashion	254.8	266.0
Value Fashion	177.5	191.1
Total net sales	$1,297.1	$1,338.5

	Three Months Ended
	November 2, 2019	November 3, 2018
Operating income (loss)(a):
Premium Fashion	$38.0	$46.1
Plus Fashion	(0.5)	(18.9)
Kids Fashion	(0.9)	4.5
Value Fashion	8.2	(22.6)
Unallocated restructuring and other related charges	(4.6)	(7.9)
Total operating income	$40.2	$1.2

	Three Months Ended
	November 2, 2019	November 3, 2018
Non-GAAP adjusted operating income (loss) (a):
Premium Fashion	$38.0	$46.1
Plus Fashion	(0.5)	(18.9)
Kids Fashion	(0.9)	4.5
Value Fashion	8.2	(22.6)
Total non-GAAP adjusted operating income	$44.8	$9.1

(a) Current year amounts reflect the impact of adopting the lease accounting standard in the first quarter of Fiscal 2020. Prior period amounts have not been restated and continue to be reported under the accounting standards in effect for those periods.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information
(millions, except per share data)

Note 1. Basis of Presentation

Fiscal Period
Fiscal year 2020 will end on August 1, 2020 and will be a 52-week period ("Fiscal 2020"). Fiscal year 2019 ended on August 3, 2019 and was a 52-week period (“Fiscal 2019”). The three months ended November 2, 2019 and the three months ended November 3, 2018 are both 13-week periods.

Discontinued Operations

In the fourth quarter of Fiscal 2019, the Company completed the sale of its maurices business. As a result of the transaction, the Company's maurices business has been classified as a component of discontinued operations within the consolidated financial statements for the three months ended November 3, 2018.

Note 2. Reconciliation of Non-GAAP Financial Measures

The comparability of the Company's operational results reported in accordance with U.S. generally accepted accounting principles ("GAAP") for the periods presented herein has been affected by certain transactions. The Company believes that the non-GAAP financial measures presented below, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. The non-GAAP measures presented in this press release eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's cost reduction initiatives, (ii) costs associated with the wind down of the Dressbarn operations, and (iii) impairments of goodwill and other intangible assets.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with GAAP.

The following tables reconcile non-GAAP financial measures to the most directly comparable GAAP financial measures and include Operating income, Income tax benefit (provision), Net income (loss) from continuing operations, Diluted net income (loss) per common share from continuing operations and earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA").

	Three Months Ended
	November 2, 2019	November 3, 2018
Operating income - reported GAAP basis	$40.2	$1.2
Restructuring and other related charges (a)	4.6	7.9

Non-GAAP Operating income	$44.8	$9.1

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended
	November 2, 2019	November 3, 2018
(Provision) benefit for income taxes from continuing operations - reported GAAP basis	$(2.6)	$0.4
Income tax impact of non-GAAP adjustments (b)	(0.9)	(1.1)

Non-GAAP income tax provision from continuing operations	$(3.5)	$(0.7)

	Three Months Ended
	November 2, 2019	November 3, 2018
Income (loss) from continuing operations - reported GAAP basis	$31.7	$(23.8)
Restructuring and other related charges (a)	4.6	7.9
Income tax impact of non-GAAP adjustments (b)	(0.9)	(1.1)

Non-GAAP net income (loss) from continuing operations	$35.4	$(17.0)

	Three Months Ended
	November 2, 2019	November 3, 2018
Diluted net income (loss) per common share from continuing operations - reported GAAP basis	$0.16	$(0.12)
Per share impact of Restructuring and other related charges (a)	0.02	0.04
Per share income tax impact of non-GAAP adjustments (b)	—	(0.01)

Non-GAAP diluted net income (loss) per common share from continuing operations (c)	$0.18	$(0.09)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended
	November 2, 2019	November 3, 2018
Adjusted EBITDA	$119.2	$83.7
Restructuring and other related charges (a)	(4.6)	(7.9)
Depreciation and amortization expense	(74.4)	(74.6)
Operating income	40.2	1.2
Interest expense	(26.4)	(26.0)
Interest income and other income, net	1.5	0.6
Income (loss) from continuing operations before (provision) benefit for income taxes	15.3	(24.2)
(Provision) benefit for income taxes from continuing operations	(2.6)	0.4
Income from equity method investment, net of taxes	19.0	—
Income (loss) from continuing operations	31.7	(23.8)
Income from discontinued operations, net of taxes	—	29.7
Net income	$31.7	$5.9

(a) Fiscal 2020 reflects costs associated with the wind down of Dressbarn, as well as the reorganization of the Company’s sourcing operations. Charges include (i) severance primarily related to the sourcing reorganization, (ii) $1.1 million of professional fees offset by approximately $5.0 million received from the sale of intellectual property rights associated with the Dressbarn ecommerce operations, and (iii) $4.4 million of costs related to the exit of Dressbarn’s retail store leases. Fiscal 2019 primarily reflects severance and professional fees incurred under the Company's Change for Growth program. Amounts recorded in each period presented are as follows:

	Three Months Ended
	November 2, 2019	November 3, 2018
Professional fees and other related charges	$(3.9)	$8.4
Severance and retention	4.1	(0.5)
Lease termination and store closure costs	4.4	—
	$4.6	$7.9

(b) Represents the income tax impact applicable to the non-GAAP adjustments described above using the Company's effective rate. For Fiscal 2020, certain of the amounts are not subject to a non-GAAP tax impact due to the Company's valuation allowance position.

(c) Reflects the impact on EPS of using 198.8 and 196.7 million weighted average common shares for both GAAP net income per diluted common share from continuing operations and adjusted net income per diluted common share from continuing operations for the three months ended November 2, 2019 and November 3, 2018, respectively. The number of weighted average basic and diluted common shares are equal as the impact of potentially dilutive stock options and restricted stock units was de minimis in the three months ended November 2, 2019 and anti-dilutive for the three months ended November 3, 2018 under the treasury stock method.